Exhibit 10.1

WALKME LTD.

RESTATED 2012 SHARE OPTION PLAN

1.	PURPOSES OF THE PLAN.

The purpose of this Share Option Plan (as amended, the “Plan”) is to advance the interests of WalkMe Ltd. (the “Company”) and its shareholders by attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentive to employees, officers, directors, advisors and consultants and promoting a close identity of interests between those individuals and the Company.

2.	DEFINITIONS.

As used herein, the following definitions shall apply:

2.1.	“Administrator” means the Board or any of its Committees as shall be administrating this Plan, in accordance with Section 3 hereof.

2.2.

“Affiliate” means any entity controlling, controlled by or under common control with the Company. For the purpose of this definition of Affiliate, control shall mean the ability, to direct the activities of the relevant entity and/or shall include the holding of more than 50% of the capital or the voting of such entity and any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.3.

“Applicable Law” shall mean any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree, and the rules and regulations of any stock exchange or trading system on which the Shares are then traded or listed.

2.4.

“Articles” means the First Amended Articles of Association of the Company and any other governing documents of the Company, including all policies, manuals and internal regulations adopted by the Company from time to time, all as may be amended from time to time.

2.5.	“Board” means the Board of Directors of the Company.

2.6.

“Cause” means (i) any material breach by Optionee of the terms of this Plan, the Option Agreement, the Engagement Agreement or any other contract or agreement between the Optionee and the Company or any Affiliate (specifically including the terms and conditions of any confidentiality, non-compete, invention assignment and the like agreements), and any other breach thereof which, if it can be cured, is not cured by Optionee within 7 (seven) days from notice to Optionee of such breach; or (ii) any willful failure to perform or willful failure to perform competently any of the Company’s or Affiliate’s instructions or any of the Optionee’s functions or duties; or (iii) the Optionee’s engagement in willful misconduct or acting in bad faith with respect to the Company and/or Affiliates, and specifically the Optionee’s dishonesty or commitment of any breach of duty or trust, including, but not limited to, theft, embezzlement, self-dealing; or (iv) the Optionee’s prohibited use or disclosure of confidential or proprietary information of, or relating to, the Company and/or its Affiliates and/or their products, technologies, research and development activities, commercial engagements and/or their clients, customers, business partners and any other persons and entities related to them; or (v) the Optionee’s conviction (including any plea of guilty) of any felony involving moral turpitude; or (vi) any cause justifying termination or dismissal in circumstances in which an employer can deny the employee severance payment under Applicable Law (to the extent applicable) and/or any other action or omission which may be defined as “justifiable cause” under Applicable Law and/or pursuant to the applicable Engagement Agreement.

2.7.	“Committee” means a compensation committee of the Board, designated from time to time by the resolution of the Board.

2.8.	“Companies Law” means the Israeli Companies Law, 5759-1999, as now in effect or as hereafter amended.

2.9.	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance as amended from time to time.

2.10.

“Date of Grant” means the date upon which an Option is granted pursuant to this Plan, as determined by the Administrator and as set forth in the Option Agreement. 2.11. “Director” means a member of the Board.

2.12.

“Employee” means any person who is employed by the Company or its Affiliates, including an individual who is serving as a Director, as such term is defined in the Companies Law, but excluding a Controlling Shareholder.

2.13.	“Engagement Agreement” means any employment, consulting or other contract or agreement pursuant to which the Optionee is engaged by the Company or any of its Affiliates.

2.14.	“Exercise Price” means the price for each Share subject to an Option.

2.15.

“Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. Without derogating from the above and solely for the purpose of determining the tax liability pursuant to Section 102, if at the Date of Grant the Company’s Shares are listed on any established stock exchange or a national market system or if the Company’s Shares will be registered for trading within ninety (90) days following the Date of Grant under Section 102 Capital Gain Track, the Fair Market Value of each Share at the Date of Grant shall be determined in accordance with the average value of the Company’s Shares on the thirty (30) consecutive trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be; or (ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, their Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or; (iii) in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator.

2.16.	“IPO” means the listing for trading on a stock exchange or market or trading system of the Company’s (or the Successor Corporation’s) shares.

2.17.	“ITA” means the Israeli Tax Authority.

2.18.	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.19.	“Option” means an option to purchase one or more Shares of the Company pursuant to this Plan.

2.20.	“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.

2.21.

“Option Agreement” shall have the meaning set out in Section 6 of this Plan. 2.22. “Optionee” means the holder of an outstanding Option granted under this Plan. 2.23. “Ordinance” means the Income Tax Ordinance [New Version], 5721-1961, as now in effect or as hereafter amended.

2.24.	“Section 102” means Section 102 of the Ordinance and any regulation, rules, orders or other procedures promulgated thereunder as now in effect or as hereafter amended.

2.25.	“Section 102 Capital Gain Track” means grant of Options with a Trustee under the capital gain track as defined in Section 102(b)(2) of the Ordinance.

2.26.	“Section 102 Employment Income Track” means grant of Options with a Trustee under the employment income track as defined in Section 102(b)(1) of the Ordinance.

2.27.	“Section 102 Non Trustee Track” means grant of Options without a Trustee as defined in Section 102(c) of the Ordinance.

2.28.	“Share” means an Ordinary Share, par value NIS 0.01, of the Company, or such other class of shares or other securities as may be applicable pursuant to Section 15 of this Plan.

2.29.	“Trustee” shall have the meaning set out in Section 5.1 of this Plan.

2.30.

“Vesting Dates” means the date(s) as of which an Optionee shall be entitled to exercise the Options or part of the Options, as set out in Section 8.1 of this Plan (but without derogating from any other conditions, conditions precedent and other restrictions which may apply with respect to actual exercise of any Options, in accordance with the terms and conditions of this Plan and the Option Agreement).

3.	ADMINISTRATION OF THE PLAN.

3.1.	General. This Plan shall be administered by the Administrator (subject to the provisions under the Company Act). In administering this Plan, the Administrator shall comply with all Applicable Law.

3.2.

Powers of the Administrator. Subject to all terms and conditions of this Plan, Applicable Law and the approval of any relevant authorities, the Administrator shall have the authority, in its discretion, to: (i) construe and interpret the terms of this Plan, the Option Agreements and any Options granted pursuant to this Plan, and prescribe, amend and rescind rules and regulations relating to this Plan; (ii) appoint a Trustee; (iii) designate persons to whom Options may be granted, designate the types of Options, and make Elections (as defined below); (iv) grant Options under this Plan; (v) determine the number of Shares to be covered by each Option grant, the Exercise Price, the Vesting Dates, the Fair Market Value of the Shares, and all other terms and conditions which may be determined in accordance with this Plan and the Option Agreement; and (vi) take all other actions and make all other determinations necessary for the administration of this Plan.

3.3.

Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees. No member of the Administrator shall be liable for any action or determination made in good faith with respect to this Plan or any Option granted thereunder.

3.4.

Grants to Administrator Members. A member of the Administrator shall be eligible to receive Options under this Plan while serving on the Administrator, only in accordance with the provisions of any Applicable Law. If the Administrator is a Committee appointed by the Board, the grant of Options under this Plan to members of such Committee, if any, shall be made by the Board and not by such Committee, and subject to any Applicable Law.

3.5.

Certain Options Grants. All grants of Options to Employees and or Non-Emoloyees pursuant to this Plan, shall be authorized and implemented in accordance with the provisions of Applicable Law, including, without limitation, the Companies Law and the Ordinance.

4.	ELIGIBILITY.

4.1.

The persons eligible for participation in this Plan as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted Options pursuant to the provisions of Section 102 Capital Gain Track, Section 102 Employment Income Track, and Section 102 Non Trustee Track (each, a “Section 102 Track”) and any pre-ruling related thereto and regulations, rules, orders or procedures promulgated thereunder including but not limited to the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 2003; and (ii) Non-Employees may only be granted 3(i) Options.

4.2.

As between the Section 102 Capital Gain Track and the Section 102 Employment Income Track, the Company may only grant Option under one of these Section 102 Tracks at any given time and shall elect which in accordance with this provision (the “Election”). The Company shall file its Election with the Israeli income tax authority. The Election shall obligate the Company, and shall apply to all Optionees who were granted Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. The first Election shall become effective as of the Date of Grant of the first Section 102 Capital Gain Track or 102 Employment Income Track (as applicable) granted under this Plan and shall remain in effect at least until the end of the year following the year during which the Company first granted Section 102 Capital Gain Track or 102 Employment Income Track (as applicable). The Company shall not be entitled to change its Election at least until the lapse of a year from the end of the year in which the first Section 102 Capital Gain Track or 102 Employment Income Track (as applicable) was granted pursuant to the prior Election. Such Election shall not prevent the Company from granting Section 102 Non Trustee Track to Employees or 3(i) Options to Non-Employees simultaneously.

4.3.

For avoidance of any doubt, the grant of Options under Section 102 Tracks is subject to (i) the approval of this Plan by the Israeli income tax authority, (ii) filing the Company’s Election with the Israeli income tax authority at least thirty (30) days before the first Date of Grant of Options.

4.4.	Options under Section 102 Capital Gain Track and Section 102 Employment Income Track shall be held in trust pursuant to the Section 5 of this Plan.

4.5.

All Employees and Non-Employees of the Company or any Affiliate of the Company shall be eligible to receive Options under this Plan; provided, however, that Options granted pursuant to Section 102 of the Ordinance shall be granted only to Employees, and provided that Options granted pursuant to Section 3(i) of the Ordinance shall be granted to Non-Employees.

4.6.

For the avoidance of any doubt, the designation of Section 102 Capital Gain Track, Section 102 Employment Income Track and Section 102 Non Trustee Track shall be subject to the terms and conditions of Section 102 and the regulations promulgated thereunder. With regards to Section 102 Capital Gain Track and Section 102 Employment Income Track, the provisions of the Plan and/or the Option Agreement shall be also subject to the Tax Assessing Officer’s permit, if required, and the said terms and conditions and permit shall be deemed an integral part of the Plan and of the Option Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Option Agreement, shall be considered binding upon the Company and the Optionees.

4.7.	No person shall at any time have a right to receive an Option under this Plan, and any rights under this Plan shall exist only after execution of an Option Agreement.

5.	TRUSTEE.

5.1.

In case of Election of either Section 102 Capital Gain Track or Section 102 Employment Income Track, the Board shall elect and appoint a Trustee, in accordance with the provisions of Section 102 of the Ordinance for this Plan (the “Trustee”). Upon such appointment, a trust agreement, which complies with the relevant and Applicable Law, will be signed between the Trustee and the Company.

5.2.

In case of Election of either Section 102 Capital Gain Track or Section 102 Employment Income Track and in the event that a Trustee has been appointed, all Options granted according to this Plan as well as any Shares allocated or issued upon exercise of such Options and/or other shares received subsequently following any realization of rights with respect to such Options and/or Shares, including without limitation bonus shares, shall be held by the Trustee for the benefit of the Optionees for the Restricted Period (as defined below).

5.3.

In the event the requirements under Section 102 Capital Gain Track or Section 102 Employment Income Track are not met, then such Options may be treated in accordance with the provisions of Section 102 and any regulations promulgated thereunder.

5.4.

In the event that the Company issues Options to the Trustee, the sale or transfer of the Options or the Shares issued upon exercise of the Option shall be restricted for a certain period of time as required under Section 102 (the “Restricted Period”). 5.5. Notwithstanding anything to the contrary, the Trustee shall not release any Options or Shares allocated or issued upon exercise of Options under Section 102 Capital Gain Track and Section 102 Employment Income Track prior to the full payment of the Optionee’s tax liabilities arising from such Options which were granted to him/her and/or any Shares allocated or issued upon exercise of such Options.

5.6.

During the Restricted Period and as long as the applicable tax has not been paid, neither the Option nor the Shares, as the case may be, may be sold, transferred, assigned, pledged or mortgaged (other than through a transfer by will or by operation of law), nor may they be subject of an attachment, power of attorney or transfer deed (other than a power of attorney for the purpose of participation in shareholders meetings or voting such Shares) unless Section 102 and/or the regulations, rules, orders or procedures promulgated thereunder allow otherwise.

5.7.

With respect to any Options under Section 102 Capital Gain Track and Section 102 Employment Income Track, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not be entitled to sell or release from trust any Share received upon the exercise of any such 102 Options and/or any Share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Restricted Period. Notwithstanding the above, if any such sale or release occurs during the Restricted Period, the sanctions under Section 102 and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

5.8.	The Trustee shall be exempt from any liability in respect of any action or decision duly taken in its capacity as a Trustee, provided, however, that the Trustee acted at all times in good faith.

6.	SHARES SUBJECT TO THE PLAN.

Subject to the provisions of Section 15 of this Plan, as of the date this Plan is adopted the maximum aggregate number of Shares which may be received upon the exercise of Options under this Plan and which have been reserved for such purpose, is 12,583,103 Ordinary Shares. The maximum aggregate number of Shares that may be issued under this Plan through ISOs subject to the US Appendix, is 12,583,103 Ordinary Shares. In the event that an outstanding Option or other right for any reason expires or is canceled, the Shares allocable to the unexercised portion of such Option or other right shall be added to the number of Shares then available for issuance under the Plan, including as ISOs. Shares distributed pursuant to this Plan shall consist of authorized but unissued Shares. The Board may, subject to any other approvals required under Applicable Law, increase or decrease the number of Shares to be reserved and subject to Options under the Plan.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for grant or sale under this Plan (unless this Plan has terminated); provided, however, that Shares that have actually been issued under this Plan shall not be returned to this Plan and shall not become available for future distribution under this Plan. Any Shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve sufficient number of Shares to meet the requirements of the Plan.

7.	GRANT OF OPTIONS.

Each Option granted pursuant to this Plan shall be evidenced by a written agreement between the Company and the person to whom such Options are granted, in such form as the Administrator shall from time to time approve, at its sole and absolute discretion (an “Option Agreement”). Each Option Agreement shall state, among other matters, the number of Shares to which the Option relates, the type of Option granted thereunder (whether a Section 102 Capital Gain Track, Section 102 Employment Income Track, Section 102 Non Trustee Track or a 3(i) Option), the Vesting Dates (if different from the Vesting Dates set out in Section 8.1 of this Plan), the Exercise Price per share, the expiration date and such other terms and conditions as the Administrator in its discretion may prescribe, provided that they are consistent with this Plan.

8.	TERM AND VESTING OF OPTIONS.

8.1.

Unless stated otherwise in each Option Agreement, and subject to Section 13 hereof, Options shall vest and become exercisable under the following Vesting Dates: (a) twenty-five percent (25%) of the Shares covered by the Option, on the first anniversary of the Date of Grant of such Option, provided that the Optionee is employed by or rendering services to the Company at all times during the period beginning with the Date of Grant of such Option and ending upon the date of exercise thereof, and (b) 1/36 of the Shares covered by the Option at the end of each subsequent month after the first anniversary of the Date of Grant of such Option, provided that the Optionee is employed by or rendering services to the Company at all times during the period beginning with the Date of Grant of such Option and ending upon the date of exercise thereof. Each Option Agreement may contain performance goals and measurements, and in connection with Section 102 Options, only if they meet the applicable requirements of Section 102, and the provisions with respect to any Option need not be the same as the provisions with respect to any other Option.

8.2.

Notwithstanding any other provision herein or in an Option Agreement to the contrary, the Administrator may, at any time, at its sole and absolute discretion, amend (accelerate or postpone or delay) any and all Vesting Dates, as the Administrator may deem fit or desirable, including Vesting Dates set forth in any Option Agreement already signed with an Optionee.

8.3.

Unless the Administrator determines otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence, other than in the case of any (a) leave of absence which was pre-approved by the Company for purposes of continuing the vesting of Options, or (b) transfers between locations of the Company or between the Company, any Affiliate, or any respective successor thereof.

8.4.	An Option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Administrator may determine, at its sole and absolute discretion.

8.5.

Subject to Sections 13 and 16 below, the term of an Option shall expire on such date or dates as the Administrator shall determine at the time of the grant of the Option as detailed in the relevant Option Agreement.

9.	EXERCISE PRICE AND METHOD OF PAYMENT.

9.1.

The Exercise Price of an Option shall be determined by the Administrator on the Date of Grant of such Option in accordance with Applicable Law and subject to guidelines as shall be suggested by the Board from time to time, provided that the Exercise Price shall not be less that the par value of the Shares underlying the Options.

9.2.

The Exercise Price of an Option shall be payable upon the exercise of the Option in a form satisfactory to the Administrator. The Administrator shall have the authority to postpone the date of payment on such terms as it may determine.

10.	EXERCISE OF OPTION.

10.1.

Any Option granted hereunder shall be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

10.2.

An Option shall be deemed exercised when the Company receives: (i) a written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102, (ii) full payment of the Exercise Price for such Shares with respect to which the Option is exercised, and (iii) the Proxy and any other deliverable as may be stipulated in the Option Agreement. Shares issued upon exercise of an Option shall be issued in the name of the Optionee, provided that Shares issued upon exercise of any Option which was granted under Section 102 Capital Gain Track or under Section 102 Employment Income Track and as long as it is held by the Trustee, shall be issued in the name of the Trustee for the benefit of the Optionee.

10.3.

If any law or regulation requires the Company to take any action with respect to the Shares specified in such notice of exercise before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.

10.4.

In addition to the provisions of Section 10.2 above, a 3(i) Option may not be exercised unless, at the time the Optionee gives notice of exercise to the Company, the Optionee includes with such notice: (i) a valid certificate issued by the ITA exempting the issuance of the Shares upon the exercise of the Options from Israeli withholding tax as source to the full satisfaction of the Administrator, (ii) payment in cash or by bank check of all withholding taxes due, if any, on account of his or her acquired Shares under the Option, or (iii) gives other assurance satisfactory to the Administrator of the payment of those withholding taxes.

10.5.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

10.6.	If any Option or part thereof has not been exercised prior to its expiration date, such option, or part thereof, and all interests and rights of the Optionee therein shall immediately expire.

11.	TERM OF OPTION.

The term of an Option shall expire on such date or dates as the Administrator shall determine at the time of the grant of the Option; provided, however, that subject to Section 13 of this Plan, the term of each Option shall not exceed ten (10) years from the Date of Grant thereof. At the end of this period, all unexercised Options shall expire, unless otherwise specifically authorized in writing by the Administrator.

12.	NON-TRANSFERABILITY OF OPTIONS.

Unless specifically authorized otherwise in writing by the Administrator, no Options may be sold, pledged, assigned, hypothecated, transferred, mortgaged, seized or given as collateral or disposed of in any manner other than by will or by the laws of descent or distribution and shall not be subject to sale under execution, attachment, levy or similar process, and an Option may be exercised during the lifetime of the Optionee only by such Optionee or by such Optionee’s heirs. Subject to the above provisions, the terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Optionee.

Any such action mentioned above, made not in accordance with this Section 11 shall be void.

13.	TERMINATION.

Upon the termination or cancellation of the Optionee’s engagement with the Company or any of its Affiliates, for any reason whatsoever, the following provisions shall apply:

13.1.

In the event of termination of Optionee’s engagement with the Company or any of its Affiliates, all Options granted to the Optionee which are not vested at the time of such termination shall terminate and the Shares covered by such Options shall revert to this Plan. For the avoidance of doubt, unless expressly stated otherwise in the Optionee’s Option Agreement, in any case of termination of engagement, the unvested portion of the Optionee’s Options shall not continue to vest and shall immediately expire.

13.2.

In the event of termination of Optionee’s engagement with the Company or any of its Affiliates, all Options granted to the Optionee, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the Option Agreement, be exercised by the Optionee within three (3) months after the date of such termination (or such different period as the Administrator shall prescribe), but in no event later than the expiration of the term of such Option as set forth in this Plan or the Option Agreement. If any Options are not so exercised, they shall terminate and the Optionee shall have no further rights to purchase Shares pursuant to such Options, and the Shares covered by such Options shall revert to this Plan.

13.3.

In the event of termination of Optionee’s engagement with the Company or any of its Affiliates, by reason of death or Disability (as such term is defined below), all Options granted to the Optionee, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the Option Agreement, be exercised by the Optionee, the Optionee’s legal guardian, the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance, as the case may be, upon the earlier of a closing of a Transaction (defined below) or within twelve (12) months after termination (or such different period as the Administrator shall prescribe), but in no event later than the expiration of the term of such Option as set forth in this Plan or the Option Agreement. If any Options are not so exercised, they shall terminate and the Optionee shall have no further rights to purchase Shares pursuant to such Options, and the Shares covered by such Options shall revert to this Plan.

For purposes hereof, “Disability” shall mean the inability, due to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six (6) consecutive months or an aggregate of six (6) months in any twelve (12)-month period, and provided that the Company is provided with full written evidence, documents and any other information which the Company shall required in order to verify the existence of any such Disability.

13.4.

Notwithstanding the above provisions of this Section 13, in the event of termination of Optionee’s engagement with the Company or any of its Affiliates for Cause, any and all Options held by such Optionee (whether or not vested) shall terminate immediately and the Optionee shall have no further rights to purchase Shares pursuant to such Options, and the Shares covered by such Options shall revert to this Plan. It is hereby clarified that a transfer of Optionee from the employment or engagement with the Company to any Affiliate (or vice versa) or between Affiliates, shall not be deemed a termination of Optionee’s engagement for purposes hereof.

13.5.

Notwithstanding the above provisions of this Section 13, in the event that at any time following the date of termination of Optionee’s engagement with the Company and/or its Affiliate, the Optionee shall violate or breach the terms of any agreement or contract applying to him or her (such as the provisions of any confidentiality, non-complete or invention assignment agreement, or of any waiver and/or release signed by the Optionee), then any and all Options held by such Optionee (whether or not vested) shall terminate immediately and the Optionee shall have no further rights to purchase Shares pursuant to such Options, and the Shares covered by such Options shall revert to this Plan.

13.6.

With respect to any Options granted under the Section 102 Non Trustee Track, in the event of termination of Optionee’s engagement with the Company or any of its Affiliates, then the Optionee shall obtain and maintain with the Company and/or its Affiliates security or guarantee for the payment of tax due at the time of sale of Options, all in accordance with the provisions of Section 102.

14.	RIGHT OF REPURCHASE.

Notwithstanding anything in this Plan to the contrary, in the event that the Optionee shall have exercised any Options and at any time thereafter, (a) during the term of the Optionee’s engagement with the Company and/or any Affiliate, there shall occur any event defined as a Cause, or (b) at any time after the termination of the Optionee’s engagement with the Company and/or any Affiliate, the Optionee shall violate or breach the terms of any agreement or contract applying to him or her (such as the provisions of any confidentiality, non-complete or invention assignment agreement, or of any waiver and/or release signed by the Optionee), then the Company shall have the right and authority to: (i) repurchase all of the Shares held by the Optionee, or designate any other person or entity who shall have the right and authority to purchase all of the shares held by the Optionee, for the Exercise Price paid for such shares; or (ii) forfeit all such Shares, or (iii) redeem all such Shares for their par value (or for less than that amount, if allowed under Applicable Law), or (iv) take action in order to have such Shares converted into deferred shares entitling their holder only to their par value upon liquidation of the Company, or (v) take any other action which may be required in order to achieve similar results—all as shall be determined by the Company, at its sole and absolute discretion, and, by execution of the Option Agreement, the Optionee is deemed to irrevocably empower the Company or any person which may be designated by it to take any action by, in the name of or on behalf of the Optionee to comply with any such actions, including, inter alia, voting such shares, filling in, signing and delivering share transfer deeds, etc.

15.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (but not the conversion of any convertible securities of the Company), the Administrator shall make an appropriate adjustment in the number of Shares related to each outstanding Option, the number of Shares reserved for issuance under this Plan, as well as the Exercise Price per Share of each outstanding Option, and in connection with 102 Options – subject, if required, to an approval to be obtained from the ITA, provided however, that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share unless otherwise determined by he Administrator. Except as expressly provided herein, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

16.	MERGER ORACQUISITION TRANSACTION.

In the event of (i) a sale of all or substantially all of the assets of the Company; or (ii) a sale (including an exchange) of all or substantially all of the shares of the Company; or (iii) a merger, consolidation, amalgamation or like transaction of the Company with or into another corporation; or (iv) a scheme of arrangement for the purpose of effecting such sale, merger or amalgamation (all such transactions being herein referred to as a “Transaction”), then, without the Optionee’s consent and action:

16.1.

The Administrator in its sole and absolute discretion may cause that any Option then outstanding shall be assumed or an equivalent award shall be substituted by such successor corporation in the Transaction or any parent or Affiliate thereof, as determined by the Administrator is its discretion (the “Successor Company”), under substantially the same terms as the Option; and

16.2.

In case the Successor Company does not agree to assume the Options or to substitute for an equivalent award, then the Administrator may (but shall not be obligated to), in lieu of such assumption or substitution of the Option and in its sole discretion, (i) provide for the Optionee to have the right to exercise the Option as to all or part of the Shares, including Shares covered by the Option which would not otherwise be exercisable, under such terms and conditions as the Administrator shall determine, including the cancellation of all unexercised Options upon closing of the Transaction; and/or (ii) provide for the cancellation of each outstanding Option at the closing of such Transaction, against payment to the Optionee of an amount in cash equal to (a) the Fair Market Value, as reflected under the terms of the Transaction, of each Share covered by the vested portion of any Option, minus (b) the Exercise Price of each Share covered by such vested portion of such Option.

16.3.

Notwithstanding the foregoing, in the event of a Transaction, the Administrator may determine, in its sole discretion, that upon completion of such Transaction, the terms of any Option be otherwise amended, modified or terminated, as the Administrator shall deem in good faith to be appropriate, and/or that the Option shall confer the right to purchase or receive any other security or asset, including cash, or any combination thereof, or that its terms be otherwise amended or modified, as the Administrator shall deem in good faith to be appropriate. Neither the authorities and powers of the Administrator under this Section 16, nor the exercise thereof, shall (i) be restricted or limited in any way by any adverse consequences (tax or otherwise) that may result to any Optionee; and (ii) inter alia, as being a feature of the Option upon its grant, be deemed to constitute a change or an amendment of the rights of such Optionee under this Plan, nor shall any such consequences that may result to any Optionee be deemed to constitute a change or an amendment of the rights of such Optionee under this Plan.

17.	RESERVATION OF RIGHTS.

Except as expressly provided otherwise in this Plan, Optionees shall have no rights by reason of any subdivision or consolidation of Shares of any class or the payment of any share dividend (bonus shares), any other increase or decrease in the number of Shares of any class or by reason of any dissolution, liquidation, Transaction, or consolidation, divestiture or spin-off of assets or shares of another company. Any issue by the Company of Shares of any class, or securities convertible into Shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of Shares subject to an Option. The grant of Options pursuant to this Plan shall not affect in any way the right of power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets or engage in any similar transactions.

18.	TRANSFERABILITY AND RESTRICTIONS APPLYING TO THE SHARES.

18.1.

Unless otherwise determined by the Administrator, until the consummation of an IPO, the Shares issued under this Plan shall be subject to all restrictions on transfer applicable to the shares of the Company (including without limitation, rights of first refusal, bring along rights, no-sale, market stand-off and tag-along rights), as stated in the Company’s Articles, and in any shareholders agreement applicable to all or substantially all of the Company’s holders of Shares, regardless of whether or not the Optionee is party to such shareholders agreement. Until an IPO, unless otherwise determined by the Administrator, an Optionee shall not have the right to transfer any Shares except for in accordance with and subject to the applicable provisions under the Company’s Articles.

18.2.	The Company shall not register any transfer of Shares not made in accordance with the provisions of this Plan, the Company’s Articles and any Applicable Law.

18.3.

Anything herein to the contrary notwithstanding, if, prior to the closing of an IPO, all or substantially all of the shares of the Company are to be sold, or upon a Transaction, all or substantially all of the shares of the Company are to be exchanged for securities of another company, then the Optionee shall be obliged to sell or exchange, as the case may be, all Shares such Optionee purchased under this Plan, in accordance with the instructions then issued by the Board, whose determination shall be final.

18.4.	Unless specifically otherwise authorized by the Company, the Optionee will be subject to a lock-up period as determined by the Company and the underwriters and Applicable Law.

18.5.

By exercising an Option hereunder, the Optionee agrees not to sell, transfer or otherwise dispose any of the Shares so purchased except in compliance with the United States Securities Act of 1933, as amended, (“the Securities Act”) and the rules and regulations thereunder or any other Applicable Law, and the Optionee further agrees that all certificates evidencing any of such shares shall be appropriately legended to reflect such restrictions, if and whenever so required by the Company. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.

18.6.

The Optionee represents that the Shares received under this Plan are acquired for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Optionee has no present intention of selling, granting any participation in, or otherwise distributing the same.

19.	RIGHTS AS A SHAREHOLDER; VOTING AND DIVIDENDS.

19.1.

The Optionee shall have no rights of a shareholder with respect to the Shares subject to the Option until the Optionee shall have exercised the Option, paid the Exercise Price thereof and become the record holder of the Shares, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.

19.2.

Upon their issuance, the Shares shall carry equal voting rights on all matters where such vote is permitted by Applicable Law, and the Optionee shall be entitled to receive dividends in accordance with the number of such Shares, and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder. No adjustment will be made for a dividend or other shareholder right for which the record date precedes the date of issuance of the Shares, except as provided in Section 15 of this Plan.

19.3.

Until the consummation of an IPO, the Shares issued upon exercise of an Option shall be voted by an irrevocable proxy (the “Proxy”), such Proxy to be assigned to the person or persons designated by the Board to vote the Shares for the benefit of the Optionee (the “Proxy Holder”). The Proxy Holder shall be indemnified and held harmless by the Company and the Optionee against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such Proxy unless arising out of the Proxy Holder’s own fraud or bad faith, to the extent permitted by Applicable Law. Such indemnification shall be in addition to any rights of indemnification the Proxy Holder may have as a director or otherwise under the Company’s Articles, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

19.4.	The provisions of this Section 19 shall apply both to the Optionee and to any purchaser, assignee or transferee of any Shares.

19A.	RESTRICTED SHARES; REPURCHASE

19A.1	Definitions. In addition to the definitions otherwise set forth in this Plan, in this Section 0 the following definitions shall apply:

19A.1.2 “Participant” means an Employee or a Non-Employee that is granted with a Restricted Share under this Plan;

19A.1.3 “Restricted Share Purchase Agreement” an agreement between the Company and a Participant that evidences and sets out the terms and conditions of a Restricted Share (such as a repurchase agreement, stock restriction agreement or any other agreement relating to Restricted Shares of the Company that the Administrator shall have determined to be subject to the terms of this Plan). Any specific Restricted Share Purchase Agreement may contain such other provisions, not inconsistent with this Plan, as the Administrator may, from time to time, deem advisable;

19A.1.4 “Restricted Shares” means Shares issued to a Participant pursuant to this Section 0.

19A.2 Rights to Purchase. Restricted Shares may be issued to Participants under the Plan either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Restricted Shares under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Share Purchase Agreement in the form determined by the Administrator.

19A.3 Repurchase Right. The Restricted Shares shall be subject to a repurchase right of the Company or its designee, so that in the event of termination of service of the Participant, the Company shall have a right to repurchase the Restricted Shares at the purchase price actually paid by the Participant for such Restricted Shares (the “Repurchase Right”). The Company shall be entitled to exercise the Repurchase Right at any time following the effective date of termination and until the applicable termination as set forth in Section 13 above . The number of Restricted Shares that the Company shall be entitled to repurchase under the Repurchase Right shall be reduced over time, pursuant to a vesting schedule described in the Restricted Share Purchase Agreement. The Company shall have the right and authority to: (i) repurchase all of the Restricted Shares not vested, or designate any other person(s) or entity(ies) who shall exercise the Repurchase Right; or (ii) forfeit all such Restricted Shares, or (iii) redeem all such Restricted Shares, or (iv) take action in order to have such Restricted Shares converted into deferred shares entitling their holder only to their par value upon liquidation of the Company, or (v) take any other action which may be required in order to achieve similar results—all as shall be determined by the Company, at its sole and absolute discretion, and, by execution of the Restricted Share Agreement, the Participant is deemed to irrevocably empower the Company or any person which may be designated by it to take any action by, in the name of or on behalf of the Participant to comply with any such actions, including, inter alia, voting such shares, filling in, signing and delivering share transfer deeds, etc This Section does not derogate from the provisions of Sections 13.4 and 14 above, which shall apply, mutatis mutandis. The Administrator may determine that the terms of any specific Restricted Share Purchase Agreement shall vary from the above.

19A.4 Other Provisions. The Restricted Share Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administrator in its sole discretion. Except if the context otherwise requires, any reference in this Plan or the US Appendix to “Option” and “Optionee” shall be deemed as a reference to “Restricted Shares” and “Participant”, mutatis mutandis.

19A.5 Rights as a Shareholder. Once a Participant is issued with Restricted Shares, the Participant shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the registry of shareholders or records of the duly authorized transfer agent of the Company, subject, however, to all rights and restrictions imposed on an Optionee and/or a holder of Shares by virtue of this Plan, mutatis mutandis. The Administrator shall determine in any specific Restricted Share Purchase Agreement, whether the Participant is required to provide a Proxy for the voting of his/her Restricted Shares. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Repurchase Right is exercised, except as provided in Section Error! Reference source not found. above.

19A.6 Notwithstanding the above provisions of this Section 19A and subject to any applicable law, the Administrator may determine otherwise with respect to certain Restricted Share Purchase Agreement.

20.	NO REPRESENTATION BY COMPANY.

By granting an Option, the Company is not, and shall not be deemed as, making any representations or warranties to the Optionee regarding the Company, its business affairs, its prospects or the future value of its Shares.

21.	TAX CONSEQUENCES.

21.1.

Any tax consequences arising from the grant of any Option or exercise of any Option or from the payment for Shares or from the sale of Shares or from any other event or act (whether of the Optionee or of the Company or its Affiliates or of the Trustee) hereunder, shall be borne solely by the Optionee. The Company and/or the Trustee shall withhold taxes according to the requirements under Applicable Law, including withholding taxes at source and under Section 102. Furthermore, the Optionee shall indemnify the Company and/or Affiliate that employs the Optionee and/or the Trustee, and/or the Company’s shareholders and/or directors and/or officers if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

21.2.

Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of an Optionee until all tax consequences (if any) arising from the exercise of such Options or sale of Shares are resolved to the full satisfaction of the Company. Without derogating from the above, the Company and/or, when applicable, the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

21.3.

For avoidance of any doubt, the Options granted to the Optionee under Section 102 Capital Gain Track or Section 102 Employment Income Track (with Trustee) will be held by the Trustee. The Trustee will hold the Options in trust and withhold any tax due to the Israeli Tax Authorities according to the trust agreement, this Plan and any Applicable Law.

22.	TERM, TERMINATION AND AMENDMENT OF THE PLAN.

22.1.

This Plan shall become effective upon its adoption by the Board and in accordance with Section 102 and Options may be granted hereunder until the lapse of ten (10) years from the date of its adoption, unless this Plan is sooner terminated. Notwithstanding the foregoing, in the event that the approval of this Plan by the shareholders of the Company is required under Applicable Law, such approval shall be obtained within the time required under Applicable Law.

22.2.

Subject to Applicable Law, the Board may, at any time, terminate this Plan, and apply such termination also to any grants of securities made under this Plan prior to that date, thus terminating such grants and all Options and rights granted under this Plan and all applicable Option Agreements. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under this Plan prior to the date of such termination.

22.3.

Subject to Applicable Law and to the provisions of the Company’s Articles, the Board may, at any time and from time to time, amend, alter or change any and all provisions of this Plan, and any such amendment, alteration or change shall apply both with respect to all grants made prior to the date of such amendment, alteration or change (without the need of any approval or consent of the Optionee who may then be party to an executed Option Agreement), as well as with respect to any future grants which may be made by the Board.

23.	LEGAL COMPLIANCE.

Shares shall not be issued pursuant to the exercise of an Option, unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Law as determined by counsel to the Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.

24.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES.

Neither this Plan nor the grant of any Options hereunder shall impose any obligation on the Company or any Affiliate thereof to continue the employment or service of any Optionee, and nothing in this Plan or in any Option Agreement shall confer upon any Optionee any right to continue in the employ or service of the Company or an Affiliate thereof, or restrict the right of the Company or an Affiliate to terminate such employment or service at any time.

25.	INABILITY TO OBTAIN AUTHORITY.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

26.	MULTIPLE AGREEMENTS.

The terms of each Option and Option Agreement may differ from other Options granted and other Option Agreement executed under this Plan at the same time. The Administrator may also grant more than one Option to a given Optionee during the term of this Plan in addition to one or more Options previously granted to that Optionee.

27.	RULES PARTICULAR TO SPECIFIC JURISDICTIONS.

Notwithstanding anything herein to the contrary, the terms and conditions of this Plan may be amended with respect to a particular jurisdiction by means of an appendix to the Plan which provide for terms and conditions specific to the jurisdiction to which such appendix shall apply (each, a “Territory Appendix”). To the extent that the terms and conditions set forth in any Territory Appendix shall conflict with any provisions of this Plan, the provisions of the Territory Appendix shall govern with respect to the jurisdiction to which such Territory Appendix applies. Terms and conditions set forth in each Territory Appendix shall apply only to Options granted under the jurisdiction that is the subject of the Territory Appendix. The adoption of any Territory Appendix shall be subject to the approval of the Administrator.

28.	GOVERNING LAW AND JURISDICTION.

This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Plan.

29.	NON-EXCLUSIVITY OF THE PLAN.

The adoption of this Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of share options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

30.	MISCELLANEOUS.

30.1.

Severability. If any provision of this Plan or any Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction. In addition, if any particular provision contained in this Plan shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to fullest extent compatible with the applicable law as it shall then appear.

30.2.

Captions and Titles. The use of captions and titles in this Plan or any Option Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such agreement.

* * *

WALKME LTD.

APPENDIX – UNITED STATES

TO THE AMENDED 2012 SHARE OPTION PLAN

1.	GENERAL

1.1.

This appendix (the “Appendix”) shall apply only to participants who are residents of the United States for US income tax purposes (the “US Optionees”). The provisions specified hereunder shall form an integral part of the 2012 Share Option Plan of WalkMe Ltd. (the “Plan” and the “Company”, respectively), which applies to the issuance of Options to purchase Shares of the Company.

1.2.

This Appendix is to be read as a continuation of the Plan and only refers to Options granted to US Optionees so that they comply (or are exempt from the application of, as the case may be) with the requirements of Section 409A of the Internal Revenue Code (the “Code”) and/or Section 422 of the Code, as and any regulations, rules, procedures or other guidance promulgated thereunder, as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to nor modify the Plan in respect of Optionees who are non-US Optionees.

1.3.

The Plan and this Appendix are intended to be complementary to each other and shall be deemed one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in this Appendix shall prevail with respect to Options granted to US Optionees.

1.4.

Options granted under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and the Plan and such Options shall be construed accordingly. Grants may be modified at any time, in the Board’s discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code. Notwithstanding the foregoing, neither the Company nor the Board or any committee thereof shall have any liability to any Participant, or to any other party, if an Option (or any portion thereof), whether prior to or subsequent to any such modification that may be made, is determined to be subject to the provisions of Section 409A of the Code.

1.5.	Any capitalized term not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.	DEFINITIONS

As used in the Plan, the following capitalized words shall have the meanings indicated:

2.1.

“Affiliate” means a “parent corporation” or “subsidiary corporation” of the Company within the meaning of Section 424(e) or Section 424(f), as the case may be, of the Code, and any other business venture (including without limitation any joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board.

2.2.	“Code” means the Internal Revenue Code of 1986, as amended.

2.3.	“Disability”, except as provided in an applicable Option Agreement, means “disability” as such term is defined in Section 22(e)(3) and 409A (a)(2)(c)(i) of the Code.

2.4.

“Disqualifying Disposition” means any disposition (within the meaning of Section 424(c) of the Code) of Shares acquired upon the exercise of an ISO before the later of (a) two years after the Participant was granted the ISO or (b) one year after the Participant acquired the Shares by exercising the ISO.

2.5.

“Fair Market Value” shall have the meaning ascribed to it in the Plan, provided, however, that for purposes of a grant of an NQO or other share-based Option, the fair market value of such Share shall be determined in a manner consistent with Section 409A Authority.

2.6.	“Incentive Stock Option” or “ISO” means an option to purchase Shares granted to a Participant under the Plan that is intended to meet the requirements of Section 422 of the Code.

2.7.	“Nonqualified Stock Option” or “NQO” means an option to purchase Shares granted to an eligible Participant under the Plan that is not intended to be an ISO.

2.8.	“Option” means an ISO or an NQO.

2.9.	“Participant” means an individual or entity selected by the Board to receive an Option under the Plan.

2.10.	“Section 409A Authority” means Section 409A of the Code, the final Treasury Regulations and any further guidance issued by the Internal Revenue Service.

2.11.

“Voting Securities” means with respect to any corporation or other entity, securities having the right to vote in an election of the board of directors, or the equivalent of a board of directors, of such corporation or other entity.

3.	MAXIMUM AWARD

Subject to adjustment pursuant to the Plan, if at any time the Company is a public company within the meaning of Section 162(m) of the Code, the number of Shares in respect of which a Participant may receive Options under the Plan in any year shall not exceed 50% of the shares subject to the Plan.

4.	SHARE OPTIONS

4.1.

The Board may grant ISOs, NQOs or a combination thereof; provided, however, that Participants who are not employees of the Company or an Affiliate may not be granted ISOs. Neither the Company nor the Board nor any committee thereof shall have any liability to any Participant, or to any other party, if an Option (or any portion thereof) that is intended to be an ISO is determined not to be an ISO (including, without limitation, due to a determination that the exercise price per Share of the Option was less than the Fair Market Value per Share of the Shares subject to the Option as of the Date of Grant).

4.2.

Except as set forth in the applicable Option Agreement, no Option shall be transferable by the Participant other than by will or the laws of descent and distribution, and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant. In no event shall ISOs be transferable by the Participant other than by will or the laws of descent and distribution.

4.3.	Certain Additional Provisions for Incentive Stock Options:

4.3.1.

Aggregate Value. The aggregate Fair Market Value (determined on the Date of Grant(s)) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000.

4.3.2.

Exercise Price. In the case of an ISO, the exercise price shall be not less than 100% of the Fair Market Value on the Date of Grant of the Shares subject to the Option; provided, however, that if on the date of Grant the Participant (together with persons whose share ownership is attributed to the Participant pursuant to Section 424(d) of the Code) owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any Affiliate, the exercise price shall be not less than 110% of the Fair Market Value on the Date of Grant of the Shares subject to the Option.

4.3.3.	Eligibility. ISOs may be granted only to persons who are employees of the Company or an Affiliate on the Date of Grant.

4.3.4.

Expiration. No ISO may be exercised after the expiration of ten (10) years from the Date of Grant; provided, however, that if the Option is granted to a Participant who, together with persons whose share ownership is attributed to the Participant pursuant to Section 424(d) of the Code, owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any Affiliate, the ISO may not be exercised after the expiration of five years from the Date of Grant.

4.3.5.	Compliance with Section 422 of the Code. The terms and conditions of ISOs shall be subject to and comply with Section 422 of the Code or any successor provision.

4.3.6.

Notice to Company of Disqualifying Disposition. Each Participant who receives an ISO agrees to notify the Company in writing within ten days after the Participant makes a Disqualifying Disposition of any Shares received pursuant to the exercise of the ISO.

4.3.7.

Substitute Options. Notwithstanding the provisions of Section 4.3.1, in the event that the Company or any Affiliate consummates a transaction described in Section 424(a) of the Code (relating to the acquisition of property or stock from an unrelated corporation), individuals who become employees or consultants of the Company or any Affiliate on account of such transaction may be granted ISOs in substitution for options granted by their former employer. The Board, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.

4.4.	An Option granted hereunder shall be presumed to be a NQO unless expressly designated as an ISO in the applicable Option Agreement.

5.	GENERAL PROVISIONS APPLICABLE TO OPTION GRANTS

5.1.

The delivery of Shares shall be subject to compliance with (i) applicable federal and state laws and regulations, (ii) if the outstanding Shares are listed at the time on any stock exchange, the listing requirements of such exchange and (iii) the Company’s counsel’s approval of all other legal matters in connection with the issuance and delivery of the Shares. If the sale of the Shares has not been registered under the Securities Act, the Company may require, as a condition to delivery of the Shares, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing the Shares bear an appropriate legend restricting transfer.

5.2.

The terms and provisions of a grant shall be set forth in an Option Agreement approved by the Board and delivered or made available to the Participant as soon as practicable following the Date of Grant. The Option Agreement shall specify whether the Option is intended to be an ISO or a NQO.

5.3.

The vesting, exercisability, payment and other restrictions applicable to a grant (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Board and set forth in the applicable Option Agreement. Notwithstanding the foregoing and except as provided in an applicable Option Agreement, the Board may accelerate (i) the vesting or payment of any grant (including an ISO), (ii) the lapse of restrictions on any grant; and (iii) the date on which any grant first becomes exercisable.

6.	CERTAIN TAX MATTERS

6.1.

In the case of any NQO, the Board may require the Participant to remit to the Company an amount sufficient to satisfy the minimum statutory federal, state and local withholding tax obligations of the Company with respect to the exercise of such NQO (or make other arrangements satisfactory to the Board with regard to such taxes, including withholding from regular cash compensation, providing other security to the Company, or remitting or foregoing the receipt of Shares having a Fair Market Value on the date of delivery sufficient to satisfy such minimum statutory obligations) prior to the delivery of any Shares in respect of such NQO.

6.2.

In the case of an ISO, if at the time the ISO is exercised the Board determines that under applicable law and regulations the Company could be liable for the withholding of any federal, state or local tax with respect to a disposition of the Shares received upon exercise, the Board may require the Participant to agree to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

6.3.

With respect to any Participant subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), any retention of Shares by the Company to satisfy a tax obligation with respect to such Participant shall be made in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule under the Exchange Act.

6.4.	The Company may, to the extent permitted by law, deduct any tax obligations of a Participant from any payment of any kind otherwise due to the Participant.

7.	ADJUSTMENTS

A Participant’s rights shall not be adjusted without the Participant’s consent and, in the case of an ISO unless the Board so determines. Any such adjustments shall be done on terms and conditions consistent with any applicable Section 409A Authority.

8.	SETTLEMENT

No Shares shall be delivered in connection with any Option unless and until (i) the requirements of this Section 8 and of the relevant Option Agreement have been satisfied and (ii) payment in full of the price therefor, if any, is received by the Company. Such payment may be made in whole or in part in cash or by check or, to the extent permitted by the Board at or after the Grant Date, by delivery of (A) a promissory note that (x) bears interest at a rate determined by the Board to be a fair market rate for the individual Participant at the time the Shares are issued, (y) is full recourse (including with respect to the payment of interest) to the Participant, and (z) contains such other terms as may be determined by the Board (and, if required by applicable law, delivery by the Participant of cash or check in an amount equal to the aggregate par value of the Shares purchased), (B) Shares valued at their Fair Market Value on the date of exercise, or (C) such other lawful consideration as the Board shall determine.

9.	GOVERNING LAW & JURISDICTION

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws.

AMENDMENT TO WALKME LTD. RESTATED 2012 SHARE OPTION PLAN

1. The first paragraph of Section 6 of the Plan is hereby amended and restated in its entirety to read as follows:

“Subject to the provisions of Section 15 of this Plan, the maximum aggregate number of Shares which may be received upon the exercise of Options under this Plan and which have been reserved for such purpose, is 20,074,493 Shares. The maximum aggregate number of Shares that may be issued under this Plan through ISOs subject to the US Appendix, is 20,074,493 Shares. In the event that an outstanding Option or other right for any reason expires or is canceled, the Shares allocable to the unexercised portion of such Option or other right shall be added to the number of Shares then available for issuance under the Plan, including as ISOs. Shares distributed pursuant to this Plan shall consist of authorized but unissued Shares. The Board may, subject to any other approvals required under Applicable Law, increase or decrease the number of Shares to be reserved and subject to Options under the Plan.”

2. Except as otherwise provided in this Amendment, the Plan shall remain in full force and effect.

Adopted by Board of Directors May 3 2021; adopted by Shareholders May 11, 2021